EXECUTION COPY

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

          AMENDMENT NO. 2 TO CREDIT AGREEMENT dated November 13, 2009 (the "Amendment") among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower signatories hereto (the "Guarantors"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Banks"), BANK OF AMERICA, N.A., as administrative agent (the "Agent") for the Banks, and DEUTSCHE BANK SECURITIES, INC., as syndication agent (the "Syndication Agent").

PRELIMINARY STATEMENTS:

          (1) The Borrower, the Banks, the Agent and the Syndication Agent have entered into a Credit Agreement dated as of August 23, 2005, as amended by Amendment No.1 to Loan Documents, executed on February 5, 2009 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) The Credit Agreement, directly or indirectly through a series of credit agreements, restated, amended, refinanced, supplemented or otherwise modified or replaced the senior secured revolving credit facility dated as of March 27, 2001, among the Borrower, certain subsidiaries of Borrower, the financial institutions party thereto, Fleet National Bank, as agent, and Deutsche Bank Securities Inc.

          (3) The Borrower and the Majority Banks have agreed to amend the Credit Agreement as hereinafter set forth.

          SECTION 1.  Amendments to Credit Agreement.

     (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the proper alphabetical order:

          "Amendment No. 2 Effective Date.  November 13, 2009."

          "Capitol News. Capitol News Company, LLC, a Delaware limited liability company."

     (b) Section 7.4 of the Credit Agreement is hereby amended by deleting the word "and" appearing at the end of Section 7.4(f), by replacing the period at the end of Section 7.4(g) thereof with "; and", and by adding a new clause (h) to read in full as follows:

          "(h) the declaration and distribution to the holders of capital stock in the Borrower of the membership interests in Capitol News; provided, that (i) no Default or Event of Default is continuing on the date of such declaration and/or distribution or after giving effect thereto as if it had occurred as of the Pro Forma Test Date (as defined above),
          (ii) the Agent and the Banks shall have received, prior to the making of such declaration and distribution, a statement certified by the principal financial officer of the Borrower and setting forth in reasonable
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          detail computations evidencing compliance, on a pro forma basis, after giving effect to such declaration and distribution and any transaction, if any, consummated pursuant to Sections 7.4(d) and 7.4(g), with the covenants contained in Sections 8.1, 8.2, 8.3 and 8.4 as at the Pro Forma Test Date (as defined above), and (iii) such declaration and distribution shall have occurred within fifteen (15) days after the Amendment No. 2 Effective Date."

          SECTION 2.  Conditions of Effectiveness.

     (a) This Amendment shall be effective as of the date first written above when, and only when, (i) the Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Amendment; and (ii) the Agent shall have received certificates signed by a duly authorized officer of the Borrower and each Guarantor stating that (x) the representations and warranties contained in Section 3 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificates; and (y) no event has occurred and is continuing that constitutes a Default or an Event of Default. This Amendment is subject to the provisions of Section 24 of the Credit Agreement and the effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein.

          SECTION 3.  Representations and Warranties of the Loan Parties.

     Each Loan Party represents and warrants as follows:

     (a) Each of the Borrower and its Subsidiaries is a corporation, or in the case of KTUL LLC, KATV LLC and Capitol News Company, LLC, a limited liability company, duly organized, validly existing and in good standing under the laws of the its state of formation or incorporation.

     (b) The execution, delivery and performance of this Amendment and the other Loan Documents, as amended hereby, to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority and legal right of the Borrower and its Subsidiaries, (ii) have been duly authorized by all necessary proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the charter or the by-laws or limited liability company agreement, as applicable, or any agreement or any instrument binding upon, the Borrower or any of its Subsidiaries.

     (c) The execution and delivery of this Amendment and the other Loan Documents, as amended hereby, to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of the Borrower and each such Subsidiary

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enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (d) The execution, delivery and performance by the Borrower and its Subsidiaries of this Amendment and the other Loan Documents, as amended hereby, to which the Borrower or any such Subsidiary is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower or any of its Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed, and except that the exercise of certain rights under the Loan Documents may require the consent of the FCC.

     (e) There are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Amendment or any of the other Loan Documents, as amended hereby, or any action taken or to be taken pursuant hereto or thereto.

          SECTION 4.  Reference to and Effect on the Loan Documents.

     (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement and each of the other Loan Documents to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

     (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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     (d)  This Amendment is a "Loan Document" under and as defined in the Credit
Agreement, as amended by this Amendment.

          SECTION 5.  Costs, Expenses.

     The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of the Loan Documents and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 14(a) of the Credit Agreement. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 6.  Execution in Counterparts.

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7.  GOVERNING LAW.

     THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER, THE AGENT AND THE BANKS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY MATTER RELATING TO THIS AMENDMENT.

          SECTION 8.  Release/Covenant Not to Sue.

     (a) In consideration of the agreements of Agent and Banks contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each other Loan Party (by such other Loan Party's execution and delivery of this Amendment), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Banks, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Bank and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever

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(individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or such Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto; provided, however, that the foregoing shall not be construed to release the Agent or the Banks, or their successors or assignees, from either their obligations under any of the Loan Documents, as amended by this Amendment, from and after the date of this Amendment or any claim on account of or in relation thereto, notwithstanding the fact that the Agent or the Banks became a party to a Loan Document prior to such date.

     (b) Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

     (c) Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

     (d) Borrower and each other Loan Party (by such other Loan Party's execution and delivery of this Amendment), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower and each other Loan Party pursuant to this Section 8. If Borrower, any other Loan Party or any of their respective successors, assigns or other legal representations violates the foregoing covenant, Borrower and each other Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

          SECTION 9.  Release of Capitol News.

     In connection with the transactions contemplated by this Amendment, the Agent and the Banks hereby agree that, pursuant to Sections 13.10 and 13.11 of the Credit Agreement, upon the fulfillment of the conditions set forth in
Section 2 hereof and the distribution of the membership interests in Capitol News in accordance with Section 7.4(h) of the Credit Agreement, as amended by this Amendment, (i) Capitol News shall cease to be a Guarantor under the Loan Documents, (ii) Capitol News shall cease to be a party to the Collateral Assignment of Proceeds and (iii) the membership interests in Capitol News shall cease to constitute Collateral for purposes of the Loan Documents.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         ALLBRITTON COMMUNICATIONS COMPANY,
                                         as the Borrower

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Senior Vice President

                                         ALLFINCO, INC.,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         KATV, LLC,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         KTUL, LLC,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         WSET, INCORPORATED,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         ALLBRITTON TELEVISION PRODUCTIONS,
                                         INC., as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         TV ALABAMA, INC.,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President
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                                         HARRISBURG TELEVISION, INC.,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         ACC LICENSEE INC.,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President

                                         CAPITOL NEWS COMPANY, LLC,
                                         as Guarantor

                                         By  /s/ Stephen P. Gibson
                                             -----------------------------------
                                             Title: Vice President



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                                         BANK OF AMERICA, N.A.,
                                         as the Agent and as Bank

                                         By  /s/ Peter van der Horst
                                             -----------------------------------
                                             Title: Senior Vice President

                                         DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                         as Bank

                                         By  /s/ Susan LeFevre
                                             -----------------------------------
                                             Title: Managing Director

                                         By  /s/ Scottye Lindsey
                                             -----------------------------------
                                             Title: Director